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                                                                   EXHIBIT 23.2




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated October 31, 1997 (except for Note 10, as to which the date is __________) in Amendment No. 1 to Registration Statement (Form S-1 No. 333-36429) and related Prospectus of Bioanalytical Systems, Inc. for the registration of 1,500,000 of its common shares.




/s/ Ernst & Young LLP
Indianapolis, Indiana


The foregoing consent is in the form that will be signed upon the effective date of the share split described in Note 10 to the financial statements.




Indianapolis, Indiana
November 7, 1997